Exhibit 99.1

Press Release

DS SERVICES HOLDINGS, INC. ANNOUNCES ACQUISITION OF ITS PARENT COMPANY, DSS GROUP, INC., FOR $1.25 BILLION ON A CASH-FREE DEBT-FREE BASIS

ATLANTA, GA – November 6, 2014 – DS Services Holdings, Inc. (“DS Services”), a leading national direct-to-consumer provider of bottled water, office coffee and water filtration services, today announced that its sole stockholder and parent company, DSS Group, Inc. (“DSS”) has entered into a definitive merger agreement to be acquired by Cott Corporation (NYSE:COT; TSX:BCB) for approximately $1.25 billion, including the assumption of debt and the issuance of preferred shares to Crestview Partners and other selling shareholders.

The acquisition will extend Cott’s beverage portfolio into new and growing markets, including water and coffee home and office delivery services, water filtration services, and retail services, while creating cost synergies as well as portfolio expansion. In addition, the acquisition is expected to broaden the distribution platform of Cott by adding a national direct-to-consumer distribution channel with the 2,100 customer routes operated by DSS.

TRANSACTION CONFERENCE CALL

Cott Corporation will host a conference call today, November 6, 2014, at 8:30 a.m. EST, to discuss the acquisition, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A copy of the slide presentation that will be used on the call will be available through Cott’s website at http://www.cott.com/en/for-investors/events-and-presentations. The conference call will be a live audio webcast available via the above referenced link and it will be recorded and archived for playback for a period of two weeks following the call.

COMPELLING STRATEGIC RATIONALE

The acquisition of DSS will accelerate Cott’s acquisition based diversification outside of carbonated soft drinks and shelf stable juices, and is in line with Cott’s strategy of focusing on higher margin growth oriented businesses in beverage and beverage adjacencies. The acquisition gives Cott a complementary beverage platform for growth while diversifying Cott’s channel mix beyond large format retail and supermarket stores. The acquisition is expected to:

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•	Improve top-line growth

•	Enhance overall gross profit and EBITDA margins

•	Provide significant diversification across product categories, packaging formats and raw material purchases

•	Offer a new direct route to market that will improve channel mix beyond large format retail and supermarket stores

•	Reduce customer concentration

•	Provide cost and revenue synergies of approximately $25 million per year by the end of 2017

Jerry Fowden, Cott’s Chief Executive Officer commented, “Tom Harrington and his talented management team have done a great job building DSS. We are delighted that they will continue to lead the company going forward as we work together to drive future growth.”

Tom Harrington, CEO and President of DSS noted, “We firmly believe that bringing DSS into the Cott family will provide additional opportunities for the benefit of our employees and customers alike. Our leadership team is excited to work with Cott to drive growth, while creating cost synergies as well as portfolio expansion. On a final note, we want to thank Crestview Partners. They have been very supportive partners to DS and to me personally.”

Jeff Marcus, DSS’s Chairman and a Partner at Crestview, commented, “We have the highest regard for Tom and his team and have greatly enjoyed our partnership. We believe this transaction will enable DSS to accelerate its growth initiatives and will firmly establish Cott as a leader in the beverage space.” Mr. Marcus will serve on Cott’s Board of Directors as an observer.

Upon completion of the acquisition, DSS will operate as a subsidiary of Cott, based in Atlanta, Georgia. DSS will continue to be led by Tom Harrington, DSS’s current CEO and President, as well as the company’s present leadership team. The acquisition is expected to close by the end of January 2015.

Barclays acted as financial advisor to DSS on the transaction. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor.

Credit Suisse acted as financial advisor to Cott on the DSS transaction. Drinker Biddle & Reath LLP acted as legal advisor.

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ABOUT DS SERVICES

DS Services is a national direct-to-consumer provider of bottled water, office coffee and water filtration services. DS Services offers a comprehensive portfolio of beverage products, equipment and supplies to approximately 1.5 million customers through its network of over 210 sales and distribution facilities and daily operation of over 2,100 routes. With one of the broadest distribution networks in the country, DS Services can provide service to approximately 90 percent of U.S. households and efficiently services homes and national, regional and local offices. DS Services is dedicated to achieving its mission of becoming America’s favorite water, coffee and tea service provider where consumers live, work and play. Please visit our website www.water.com for more information about DS Services.

ABOUT COTT CORPORATION

Cott is one of the world’s largest producers of beverages on behalf of retailers, brand owners and distributors. Cott produces multiple types of beverages in a variety of packaging formats and sizes, including carbonated soft drinks, 100% shelf stable juice and juice-based products, clear, still and sparkling flavored waters, energy drinks and shots, sports drinks, new age beverages, ready-to-drink teas, beverage concentrates, liquid enhancers, freezables and ready-to-drink alcoholic beverages, as well as hot chocolate, coffee, malt drinks, creamers/whiteners and cereals. Cott’s large manufacturing footprint, substantial research and development capability and high-level of quality and customer service enables Cott to offer its customers a strong value-added proposition of low cost, high quality products. With over 4,000 employees, Cott operates manufacturing facilities in the United States, Canada, the United Kingdom and Mexico. Cott also develops and manufactures beverage concentrates which it exports to approximately 50 countries around the world.

ABOUT CRESTVIEW PARTNERS

Founded in 2004, Crestview Partners is a value-oriented private equity firm focused on the middle market. The firm is based in New York and has approximately $6 billion of assets under management. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview has senior investment professionals focused on sourcing and managing investments in each of the media, energy, financial services and healthcare industries. For more information, visit www.crestview.com.

Safe Harbor Statements

Statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can generally identify

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forward-looking statements because they contain words such as “believes,” “projects,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect our actual results. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those set forth in such forward-looking statements.

You should consult other disclosures made by DS Services, including the risk factors included in our most recently filed Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC, for other factors that may cause actual results to differ materially from those included in our forward-looking statements. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. We undertake no obligation to publically revise or update such statements, except as required by applicable securities laws.

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